Exhibit 10.2

DISCOVERY PARTNERS INTERNATIONAL, INC.

Stock Issuance

Grant Notice
(2000 Stock Incentive Plan)

This Stock Issuance Grant Notice (the “Grant Notice”) sets forth the terms and conditions under which Discovery Partners International, Inc. (the “Company”), pursuant to its 2000 Stock Incentive Plan (the “Plan”), hereby awards to Participant as a stock issuance (a “Stock Issuance Award”) or as a right (a “Share Right”) to receive shares of the Company’s common stock in the future (a “Deferred Stock Issuance Award”) as set forth below (individually, an “Award”), covering the number of shares set forth below.  This Award is subject to all of the terms and conditions as set forth herein and in the Stock Issuance Agreement (the “Stock Issuance Agreement”) and the Plan, and all attachments thereto, each of which is attached hereto and incorporated herein in its entirety.

Participant:
Grant Date:
Vesting Commencement Date:
Number of Shares Subject to Award:
Consideration:	Participant’s Services

Type of Award:(1)	☐ Stock Issuance Award (default if none chosen)	☐ Deferred Stock Issuance Award
Distribution Date For Deferred Stock Issuance Award (check only one box):	If the Award is a Deferred Stock Issuance Award, then, with respect to a Share Right that has vested, shares of Common Stock shall be distributed upon the earliest of the following dates: (complete only one selection below)*

	☐	, 20 (2)
	☐	Earlier of (i) , 20 (3) and (ii) cessation of Service
	☐	Cessation of Service (default if no distribution option chosen)
	☐	years after cessation of Service

* Notwithstanding the selection above, shares of Common Stock will be issued immediately, in a single payment, upon either (i) a cessation of Service due to death or permanent and total disability, or (ii) a Corporate Transaction (as defined in the Plan) in which the Award is not assumed by the successor corporation (or parent thereof).

Form of Payment under Deferred Stock Issuance Award (complete only one selection):	☐	“Lump Sum” payment (default if no payment option chosen)
	☐	Annual payments over years

Form of Tax Withholding:(4)
(check only one box):	☐	Payment with cash or check (default if no form of withholding chosen)
	☐	Withholding of shares (only for the minimum statutory withholding)

(1)  The Type of Award, and, in the case of a Deferred Stock Issuance Award, the Distribution Date and the Form of Payment must be completed in order for the Award to be effective.

(2)  Date must be subsequent to the date all shares become fully vested

(3)  Date must be subsequent to the date all shares become fully vested

(4)  Income tax only.

Vesting Schedule:                                          The stock grant shall vest in the following manner:

a.               25% of such stock grant shall vest upon the completion of 5 years of service (“Vesting Period”) following         , provided, however, that in the event the closing stock price exceeds $      per share for any 30 consecutive calendar days during the Vesting Period, such portion of the stock grant shall vest upon the later of: i)          , or ii) the first such time that the closing stock price has exceeded $        per share for 30 consecutive calendar days during the Vesting Period.

b.              25% of such stock grant shall vest upon the completion of the Vesting Period, provided, however, that in the event the closing stock price exceeds $        per share for any 30 consecutive calendar days during the Vesting Period, such portion of the stock grant shall vest upon the later of: i)        , or ii) the first such time that the closing stock price has exceeded $         per share for 30 consecutive calendar days during the Vesting Period.

c.               25% of such stock grant shall vest upon the completion of the Vesting Period, provided, however, that in the event the closing stock price exceeds $           per share for any 30 consecutive calendar days during the Vesting Period, such portion of the stock grant shall vest upon the later of: i)            , or ii) the first such time that the closing stock price has exceeded $            per share for 30 consecutive calendar days during the Vesting Period.

d.              25% of such stock grant shall vest upon the completion of the Vesting Period, provided, however, that in the event the closing stock price exceeds $         per share for any 30 consecutive calendar days during the Vesting Period, such portion of the stock grant shall vest upon the later of: i)         , or ii) the first such time that the closing stock price has exceeded $           per share for 30 consecutive calendar days during the Vesting Period.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Issuance Agreement and the Plan, and all attachments thereto.  Participant further acknowledges that as of the Grant Date, this Grant Notice, the Stock Issuance Agreement and the Plan, and all attachments thereto, set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) employment contracts, including employment offer letters, or change in control agreements.

Discovery Partners International, Inc.	Participant:

By:
Signature	Signature

Title:	Date:

Date:

Attachments:	I.	Stock Issuance Agreement
	II.	Discovery Partners International, Inc. 2000 Stock Incentive Plan
	III.	Form of Assignment Separate From Certificate (for Stock Issuance Awards only)
	IV.	Form of Joint Escrow Instructions (for Stock Issuance Awards only)

Attachment I

STOCK ISSUANCE AGREEMENT

Attachment II

DISCOVERY PARTNERS INTERNATIONAL, INC.

2000 STOCK INCENTIVE PLAN

Attachment III

FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE

Attachment IV

FORM OF JOINT ESCROW INSTRUCTIONS